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                                  EXHIBIT 10.21

                      ADDENDUM I TO MEMORANDUM OF AGREEMENT
                                     BETWEEN
       NICK ARVANITIDIS AND LIPOSOME TECHNOLOGY, INC. DATED  APRIL 3, 1995



This Addendum I amends Paragraph 5 and Paragraph 13 in their entirety as follows:



5. Stock Options. The vesting of all of my unvested stock options will be accelerated to vest upon the retirement date. The exercise period on all of my stock options will be extended for five years after the resignation date except for the 7 December 1989 grant of an incentive stock option to purchase 98,000 shares of Common Stock for an aggregate exercise price of $140,875.00 and the 25 January 1990 grant of an incentive stock option to purchase 4,392 shares of Common Stock for an aggregate exercise price of $4,941.00. The terms and conditions relating to the 7 December 1989 incentive stock option grant and the 25 January 1990 grant shall remain unchanged.

6. Accrued Compensation. Upon resignation, the Company will pay all my accrued salary, vacation, and sabbatical pay as well as a bonus of $125,000.00



Agreed by:

LIPOSOME TECHNOLOGY, INC.



By:                                By:
   ----------------------------       ---------------------------
     Robert G. Faris               Nick Arvanitidis

Date:  June 15, 1995               Date:  June 15, 1995


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